UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of an investor presentation first distributed by Aquila, Inc. on September 13, 2007.

GREAT PLAINS ENERGY

Aquila

Providing Energy For Better Living.℠

GREAT PLAINS ENERGY

Michael Chesser

Chief Executive Officer

Terry Bassham

Chief Financial Officer

Investor Presentation
Great Plains Energy / Aquila

AQUILA

Rick Green

Chief Executive Officer

Beth Armstrong

Chief Accounting Officer

GREAT PLAINS ENERGY
Aquila
Providing Energy For Better Living

Information Concerning Forward-Looking Statements

This presentation and the statements to be made by Great Plains Energy and Aquila contain forward-looking information related to the proposed acquisition of Aquila by Great Plains Energy, financial forecasts of each company and the combined company, and key assumptions underlying those forecasts.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and Aquila are
providing a number of important factors, risks and uncertainties that could cause actual results to differ materially from the provided forward-looking information, including, without limitation, the anticipated uses of proceeds to be received from the sale of certain Aquila assets to Black Hills Corporation; earnings growth; capital expenditures;
rate relief; conditions imposed by regulatory approvals for the transaction; actual resulting credit ratings of Great
Plains Energy and Aquila; Aquila’s tax losses and Great Plains Energy’s ability to utilize those losses; and, the timing and amount of transaction synergies anticipated by Great Plains Energy.

Additional factors that could cause actual results to differ materially from this forward-looking information are located on (i) with respect to Aquila, pages 64-65 of its Form 10-K for the year ended December 31, 2006; and (ii)
with respect to Great Plains Energy, pages 14-21 of its Form 10-K for the year ended December 31, 2006, and pages 72-76 of its Form 10-Q for the quarter ended June 30, 2007.  Additional risk factors that should be considered are located on pages 28-39 of the definitive joint proxy statement/prospectus included in the registration statement filed with the SEC by Great Plains Energy (File No. 333-142715).  It is impossible to predict all factors that could cause actual results to differ from this forward-looking information, and the parties undertake no obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

Forward Looking Statement

Additional Information

Additional Information and Where to Find It

In connection with the acquisition of Aquila by Great Plains Energy, Great Plains Energy filed with the SEC a registration statement on Form S-4 (Registration No. 333-142715), containing a definitive joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF GREAT
PLAINS ENERGY AND AQUILA ARE URGED TO READ THE DEFINITIVE JOINT PROXY
STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN
IMPORTANT INFORMATION ABOUT GREAT PLAINS ENERGY, AQUILA AND THE ACQUISITION. The
registration statement, definitive joint proxy statement/prospectus, other relevant materials and any other documents filed by Great Plains Energy or Aquila with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Great Plains Energy by directing a request to: Great Plains Energy, 1201 Walnut, Kansas City, MO
64106, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Aquila by contacting Aquila, 20 West Ninth Street, Kansas City, MO 64105, Attn: Investor Relations.

Discussion Agenda

I.

Transaction Overview

II.

Result Of A Robust Process

III.

Opportunity For Shareholders

STRATEGIC INTENT:
• Increases Shareholder Value
• Improves Total Living Environment
Operational Excellence: Tier 1
Comprehensive Energy Plan
Winning Culture
Community Political Regulatory
Strategic Energy

Enhanced Shareholder Returns

Strong annual dividend yield - currently 5%+

Lower cost and more efficient access to capital

Greater value from Aquila tax benefits through Black Hills transaction

Adjacent utility territories provide opportunity for integration and significant synergies

Lower Risk

Strong track record of success collaborating with regulatory, political and community groups

Investment grade credit rating anticipated to reduce financing costs and facilitate access to capital

Shared synergies mitigate future rate increases and provides opportunity to enhance shareholder value

Diverse generation portfolio mitigates outage risk

Stronger Growth

Focused regional acquisition and attractive strategic growth opportunity

Shareholder Value Proposition

ACQUISTION DELIVERS
VALUE TO GXP & ILA
SHAREHOLDERS

I. Transaction Overview

GREAT PLAINS ENERGY

Aquila
Providing Energy For Better Living

Regulatory approvals sought from FERC and in CO, KS, MO, and NE.

Regulatory approval received in IA; HSR approval attained.

Third-Party
Approvals

$45 million, approximately 2.7% of Aquila’s announced deal value.  $0.075 per share to Aquila.

Termination Fees

Transaction is terminable by either party after 2/7/2008, with potential for extension until 8/7/2008, if there is a regulatory delay and either party elects to extend.

Deal Closing

Great Plains Energy will acquire Aquila in a stock and cash merger.

Immediately before the Great Plains Energy transaction, BKH will acquire from Aquila: Colorado Electric & Gas,
Iowa Gas, Kansas Gas, and Nebraska Gas operations for $940 million in cash (subject to adjustment); BKH has secured $1B bridge financing.

Transactions are cross-conditioned.

Structure of
Transaction

$1.80 per Aquila share in cash (approximately 40%)

.0856 shares of Great Plains Energy common stock per Aquila share (approximately 60%)

Form of
Consideration

$4.54 per share based on Great Plains Energy’s closing price on 2/6/07

$4.21 per share based on Great Plains Energy’s closing price on 9/10/07

Implied Merger
Consideration

Deal Structure

Step 3: Combined Entity

Step 2: Merger

Step 1: Asset Sale

Black Hills

Aquila

Selected
Assets &
Liabilities

Cash
$940mm

Great Plains
Energy

Gregory

Acquisition

Corp

Aquila

Aquila

Shareholders

Cash/Stock
$1.80/0.0856

Merger

Aquila

~ 27%

Great Plains

Energy

~ 73%

Great Plains
Energy

KCP&L

Aquila

Strategic
Energy

GREAT PLAINS ENERGY
Aquila
Providing Energy For Better Living

Expected Milestones

Providing safe, reliable customer service will remain a
priority throughout the transition process

NE regulatory

hearing

CO regulatory

hearing

Iowa regulatory

approval received

Pirate lawsuit voluntarily
dismissed

2007

Sep

Missouri regulatory
decision

Kansas regulatory
hearing & decision

Transaction

closing

Colorado

regulatory

decision 12/18/07

Expected

FERC decision

Missouri regulatory
hearing

Aquila

shareholder vote

Great Plains Energy
shareholder vote

Nebraska

regulatory

decision 10/16/07

Great Plains Energy
Missouri

& Kansas synergy
update filing

Termination of HSR
waiting period

Great Plains Energy
registration statement
declared effective by
SEC

2008

Q1

2007

Nov-Dec

2007

Oct

2007

Aug

GREAT PLAINS ENERGY
Aquila
Providing Energy For Better Living

Integration Plan

Capture deal value & ensure optimal execution

Position combined company for sustainable Tier 1 performance

Prepare for Day 1 and steady state operations

Continue to successfully manage operations

Integration Objectives

Integration Team & Project Management – John Marshall

Deal Closure

Plant
Operations

Energy Resources
Management

Delivery &
Service

Energy
Solutions

Information
Technology

Finance &
Accounting

Support
Services

Steering Team – Bill Downey

GXP & ILA representation on all teams

2008 - 2009

Deal

Announcement

Secure Final

Approvals

Black Hills
Transition

Tier 1
Operations

Filings

Complete

February through Deal Approval

December ’06 – January ’07

Negotiate

Build Integration Plans

Develop Communication Plan

Finalize Contracts

Launch
Teams

Design the
Path to Tier 1
Operations

Develop
Integration
Plans

Launch Key “Enabler”
Activities

Develop
Common
Understanding

Complete Key
Integration Initiatives

Black Hills

Transition

Steady-State
Integration

Implementation

Integration Planning and Preparation

Deal Planning &
Communication

Prepare
‘Day 1’ Plan

GREAT PLAINS ENERGY
Kansas City Power & Light
ENERGIZING LIFE
Aquila
Providing Energy For Better Living
Strategic Energy

Governance Structure

Combined Company Organizational Structure

Great Plains Energy will retain current 11 directors, 9 are independent

Great Plains Energy Executive Management

Note: CGQ = ISS Corporate Governance Quotient

GXP CGQ is better than 94% of S&P 400 companies & 85% of utilities

Steve Easley, SVP Supply

John Marshall, SVP Delivery

Barbara Curry, SVP Corp. Svcs. & Secretary

Shahid Malik, President & CEO, Strategic Energy

Michael Chesser, Chairman & CEO

William Downey, President & COO

Terry Bassham, CFO

Combined Company Overview

Approximately 800,000 customers

Combined base of about $3.6 billion

Total generating capacity of nearly
5,800MWs

Generating approximately 25 million
MWhs annually

Additional scale mitigates operational risk
for both Great Plains Energy and Aquila-
MO.

Upon closing, KCP&L and Aquila will achieve considerable regional scale.

+

FORGING A STRONGER

REGIONAL UTILITY

GREAT PLAINS ENERGY
Aquila
Providing Energy For Better Living

Recent Recognitions

Customer Call Center certified by J.D. Power & Associates

New rates in 2007

Missouri Electric $58.8 million rate increase plus a 95% Fuel Adjustment (FAC)

Kansas Gas $5.1 million increase

Nebraska Gas $9.2 million increase

Restructuring

Closed Kansas Electric sale on April 1, 2007

Retired $344 million of debt outstanding in June 2007

Aquila

Great Plains Energy

Company Updates – Recent Events

Recent Recognitions

Recipient of the 2007 Edison Award from the Edison Electric Institute

KCP&L achieved Tier 1 customer satisfaction in 2007 according to J. D. Power & Associates

Progress continues on the Comprehensive Energy Plan

100MW of wind completed on schedule in 2006

LaCygne 1 SCR (Selective Catalytic Reduction) completed  on schedule in Q2 2007

Environmental upgrades ongoing at Iatan 1

Construction continues on Iatan 2

Significant regulatory progress

New rates in 2007 resulting from settlement agreement in KS & rate order in MO that allowed 11.25% ROE

Rate cases filed in KS for $47.1 million (11.25% ROE) & MO for $45.4 million (11.25% ROE) to be effective in
2008

II. Result Of A Robust Process

GREAT PLAINS ENERGY
Aquila
Providing Energy For Better Living

Board followed a robust process:

Conducted extensive sales process

Considered fairness opinions of three external advisors

Selected best strategic alternative

Transaction value of offer exceeds stand-alone value of Aquila

The transaction presents shareholder opportunity:

Significant ownership position in Great Plains Energy, an investment grade company

Ability to participate in meaningful synergies

Benefit from ownership in dividend-paying stock

Board unanimously recommends merger; accelerates shareholder return &
lowers risk profile.

Aquila Board Perspective

GREAT PLAINS ENERGY
Aquila
Providing Energy For Better Living

Thorough process engaged both interested parties & those identified as logical, strategic candidates.

Deal
announced

Shareholder
outreach
began

Period of
exclusivity with
Great Plains
Energy &
Black Hills

One final bid
received

Access to data
room provided

Four
management
presentations
made

Five
indicative
bids received

Nine parties
contacted

Seven
confidentiality
agreements
signed

Aquila
marketing
process began

All potential
bidders
identified

Data rooms
populated

Marketing
materials
created

Internal due
diligence
performed

Strategic
review

Unsolicited
calls of interest
received

2007

Feb

Dec 2006
to
Jan 2007

2006

Nov

2006

Aug-Sep

2006

Aug

2006

Jun - Jul

2006

May

2006

Feb - Jun

Fall 2005
to
Feb 2006

Robust Auction Process

GREAT PLAINS ENERGY

Aquila
Providing Energy For Better Living

Diverse interest received in excess of Aquila’s stand-alone value, indicating a healthy, market process.

60% stock / 40% cash

$4.15 - $4.60

Strategic party

Great Plains Energy / Black Hills

E

100% Stock
(potential 20% cash
option)

$4.15 - $4.60

Strategic party

D

100% Cash

$4.50

Strategic party

C

100% Stock

$4.50 - $4.95

Strategic party

B

100% Cash

$4.50 - $5.00

Financial party partnering with Strategic
party

A

Form of Consideration

Indicative Bid Range per
Aquila Share

Description of Participant

Indicative
Bidder

Indicative Non-Binding Bids

Final offer received from strategic party made up of

Great Plains Energy & Black Hills.

Comparable Companies
Precedent Transactions
Discounted Cash Flow
Blackstone
Lehman
Evercore
Blackstone
Lehman
Evercore
Blackstone
Lehman
Evercore
Offer
$4.54
9/10
$4.21
$3.50
$2.25
$3.22
$2.51
$3.64
$2.42
$4.00
$2.75
$3.36
$2.82
$3.79
$3.14
$4.00
$2.90
$4.05
$3.00
$3.39
$2.05

Offer = Offer Value as of February 6, 2007

9/10 = Offer Value as of September 10, 2007

.

Information on this slide excerpted from opinions of Aquila's financial advisors contained in the registration statement filed with the SEC by Great
Plains Energy.  This excerpt must be read in conjunction with the full description of Blackstone's, Lehman Brothers' and Evercore's opinions, which were dated as of February 6, 2007.  The full description contains important background, assumptions, explanations, limitations and qualifications of their opinion and analyses. Aquila has since made forecast updates to EBITDA projections for known changes (ie., rate case settlements and capital expenditures).  The revised projections have not materially changed the advisors' valuations.

ILA Stand-Alone Valuations *

III. Opportunity For Shareholders

Interest Savings
Corporate OH & Other Not Allocated to Missouri
Utility Operational Synergies -- 50/50 Share Proposal
$302m
$305m
Retained Corporate
Previously Allocated To Properties Being Purchased By Black Hills
Non-Fuel O&M
Supply Chain Savings
Reduced Purchased Power & Increased Revenue

.

Great Plains Energy

Aquila
Providing Energy For Better Living

Significant Synergies Expected

Combined company expects to realize $643 million of total savings and synergies in first five years.

$36m

$305m

$302m

$27m

$275m

$120m

$54m

$131m

Note:

Cost savings are computed using 2006 baseline.

Non-Fuel O&M
Supply Chain Savings
Reduced Purchased Power & Increased Revenue

:

Regulated Operating Synergies

Estimated Five-Year Cumulative Utility Operational Synergies ($305mm)

Note:

Net of costs of capital, property taxes and similar costs for capital investment-enabled synergies

Requested 50/50 sharing net of estimated transition costs in Missouri and Kansas (KCP&L only).

Reduce non-fuel O&M

Reduction in positions and associated spend

Facility consolidation

Projects that reduce purchased power and
increase revenue

Improve Aquila’s coal unit performance as part of
KCP&L’s fleet

Leverage Aquila’s capabilities in gas turbines

Supply chain

Consolidated sourcing of expensed and
capitalized materials

Inventory/warehouse consolidation and reduction

Vehicle fleet rationalization and centralization

$120m

$54m

$131m

GREAT PLAINS ENERGY

Aquila

Providing Energy For Better Living

Synergy Examples

Apply Aquila’s experience in revenue cycle management from its multi-
state operation to KCP&L

Offer KCP&L’s eServices and energy efficiency programs and skills to
Aquila’s customers – reducing peak requirements and improving the customer experience

Customer Service

Leverage scale of KCP&L’s fleet and cyclone boiler experience in
Aquila’s Sibley 3 plant

Apply Aquila’s gas turbine maintenance capabilities to KCP&L

Plant Operations

Supply chain process improvements

Reduction of over 140 vehicles, and centralized maintenance

Supply Chain

Apply KCP&L’s outage management and metro area operational
capabilities to Aquila’s T&D network

KCP&L Customer Operations location to serve as combined
Transmission & Distribution and Emergency Operations Center

Transmission &
Distribution

KCP&L's headquarters to be maintained and Aquila's to be sold

Aquila's Raytown facility as primary call center

Net reduction of three service centers

Facility Consolidation

Operational and corporate synergies have been identified that build on the capabilities of both organizations

Corporate Savings 2008-2012

Estimated Five-Year Cumulative Corporate Savings ($302mm)

Reduction of approximately 300 positions including benefits plus miscellaneous bonuses and commissions represents approximately 54% of the total cost reduction

Reduction in outside services such as legal, consulting, audit, director and other fees

Reduction in insurance expenses and legal claims

Redundant IT systems, office expenses, data and communication costs, etc.
enabled through utilization of GXP’s corporate infrastructure

Direct labor not allocated to
MO properties

Benefits

Outside services

Other (IT, office expenses,
etc)

Claims, recovery, insurance, etc.

GREAT PLAINS ENERGY

Aquila
Providing Energy
For Better Living

Current Merger Regulatory Requests

Retention of 50% of the estimated utility operational synergies, net of estimated transition costs, over 5 years.

100% recovery of transition and transaction costs over 5 years.

Recovery of actual interest costs in Aquila customer rates.

Authorization to use additional amortizations in Aquila rate cases to meet credit metrics, consistent with KCP&L’s treatment.

Approval requests includes sharing of synergy benefits with customers.

Missouri

Approval of the Great Plains Energy transaction and the Black Hills asset transaction.

Retention of 50% of the estimated utility operational synergies, net of estimated transition costs, over 5 years.

100% recovery of transition and transaction costs over 5 years.

Kansas

GREAT PLAINS ENERGY

Aquila
Providing Energy For Better Living

Financial Highlights

Enhanced Shareholder Returns

Shared net synergies requested for 5 years (Utility Operational Synergies)

Efficient use of Aquila's tax position

The transaction with Black Hills is expected to accelerate the utilization of an estimated
$147 million of net operating loss (NOL) tax benefits and utilize $105 million in capital loss (CL) tax benefits

Approximately $400 million of tax benefits are anticipated to be utilized by Great Plains
Energy over 5 years

Anticipated core earnings per share accretion beginning in 2009

Great Plains Energy current annual dividend of $1.66 per share: 5%+ yield

Expected investment grade credit rating will reduce Aquila's cost of financing

Funding & Capitalization

Great Plains Energy’s equity ratio target remains approximately 55%

Funding mix for Aquila capital projects expected to be similar to KCP&L’s Comprehensive
Energy Plan projects

Approximately $265 million of Black Hills’ transaction proceeds anticipated to be available for debt reduction

Enhanced shareholder returns from the combined company

Growing Rate Base
($ millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$-
$2,575
$1,025
$2,725
$1,250
$2,700
$1,450
$3,750
$1,825
2007
2008
2009
2010
Aquila
KCP&L

Estimated Total Utility Rate Base

Capex primarily on common projects

Aquila capex plan in line with KCPL’s Comprehensive Energy Plan

1. Rate base amounts can vary by state.

Compound annual growth rate of 16% in rate base builds shareholder value.

$3,600

$3,975

$4,150

$5,575

Appendix

Synergies Benefit Shareholders & Customers

Notes:

All synergy calculations based on 2006 actual data

Emissions are not in current synergy total as Aquila is implementing environmental controls on a stand alone basis

Total synergies include an estimated $302 million reduction in corporate costs, most of which are currently allocated to properties proposed to be sold to Black Hills Corporation.

Estimated interest savings of $36 million is net of $53 million of debt tender costs.  Debt tender costs were not netted against earlier estimate of $188 million.

Utility operational synergies are net of costs of capital to achieve certain elements.

Synergy items in current estimate that are expected to continue over time have been escalated by 3.1% per year.

Estimated Five-Year Cumulative Synergies ($643mm)

Utility
Operational
Synergies

‘Corporate’
costs - not
allocated to
MO regulated
utilities

Emissions Credits

Interest Savings

Operational
Synergies (No
differentiation
between
‘corporate’ and
‘utility’)

Due diligence

GXP team

02/07/07

Preliminary proxy
05/08/2007

Current estimate

(GXP & ILA)

$500

$452

$643

Interest Savings

(net of debt tender costs)

Aquila Overview

Utility Divisions

Aquila

Missouri Public Service (“MPS”) and St.
Joseph Light & Power (“SJLP”)

~304,000 electric customers

1,748 MW owned generation (53% coal,
43% gas, 4% oil)

Colorado Electric (Black Hills Transaction)

~92,000 electric customers

102 MW owned generation (42% coal,
28% gas, 30% oil)

CO, NE, IA, KS (Black Hills Transaction)

~509,000 gas customers

Gas Utilities

Crossroads Peaker

340 MW gas–fired peaking plant in MS

Gas / Merchant Book

14 gas contracts

~300 MMBtu/day throughput

Hedged

Aquila Service Territory

Aquila Gas

Aquila Electric

GXP acquiring
only MO electric
utilities and
merchant services

Merchant Services

Electric Utilities

Leavenworth
Topeka
Blue Springs
Lees Summit
Copyright (C) 2007 SNL Financial LC. All rights reserved

Great Plains Energy Overview

Kansas City Power & Light

Great Plains Energy

Serving approx. 26,700 customers & 108,500 accounts as
of 2Q07

16.6mm MWhs delivered in 2006

YTD MWhs delivered combined with 2007 backlog totaled
19.5mm MWhs as of 2Q07

Total backlog of 36.7mm MWhs as of 2Q07

Strategic Energy

Regulated electric utility in KS and MO, serving the Greater
Kansas City metro area

Total generation capacity: ˜ 4,100 MWs

Total customers ˜ 500,000

Customer mix: residential/C&I ˜ 89%/11%

Aquila Estimated Capital Expenditures

($ in millions)

		Post-Transaction Period			Total
	2007E	2008E	2009E	2010E	'07-'10
Base Capex	$98	$122	$102	$111	$433
New Generation	66	146	205	48	465
Environmental	66	110	23	3	202
Infrastructure Investment		7	27	(16)	18
Demand Response/Energy Efficiency	-	5	13	13	30
Incremental Aquila Capital Projects	$132	$267	$268	$47	$715
Total Capex	$230	$390	$370	$158	$1,148

($ in millions)

		Post-Transaction Period			Total
	2007E	2008E	2009E	2010E	'07-'10
Base Capex	$223	$206	$207	$230	$866
New Generation	204	359	244	56	863
Environmental	102	163	64	58	387
Infrastructure Investment	$9	12	13	7	41
Demand Response/Energy Efficiency	10	10	13	16	49
CEP Capex [1]	$325	$544	$334	$137	$1,340
Base and CEP Capex [2]	$548	$750	$541	$367	$2,206
Non CEP Environmental			$13	$25	$38
Total Capex	$548	$750	$554	$392	$2,244

Great Plains Energy

Aquila
Providing Energy For Better Living

Anticipated Capital Expenditures

1. Demand Response / Energy Efficiency includes $8M, $8M, $10M, and $13M for the years 2007 through 2010, respectively, of expenditures that are deferred as a regulatory asset pursuant to MPSC and KCC rate orders.

2. CEP capex amounts represent the high end of the estimated CEP capital expenditure range of $1.52B to $1.62B.

3. Rate base amounts can vary by state.

4  Capex amounts do not include AFUDC.

4

4

KCP&L Estimated Capital Expenditures

(Announced Annual Synergies By Year 3
vs. Combined Annual Non-Fuel O&M Expenses Before Closing)
BUG-LILCO
Duke-Cinergy
LG&E-KU
Exelon-PSEG
FirstEnergy-GPU
Dominion-CNG
Puget-WE
KCP&L-Aquila
Nevada-SPP
PE-Enova
IE-SIGCORP
Delmarva-AE
NSP-New Cent
Nat Grid-Keyspan
AEP-CSW
WPS-Peoples
CP&L-FPC
OE-Centerior
Union-CIPSCO
Unicom-PECO
PEPCO-Conectiv
ConEd-O&R
Ameren-CILCORP
Ameren-IP
PNM-TNP
MidAm-PacifiCorp
0%
5%
10%
15%
20%
25%

(1)

(2)

(1)   Source:  SEC filings and press releases.  Includes fuel/purchased energy savings

(2)

O&M from FERC Form 1 and 2 reported costs in calendar year prior to closing; includes all utility operating companies reported by shown parent firms

median

Announced Synergies as % of Utility Non-Fuel O&M